Exhibit 16.17

FORM OF PROXY CARD

[PROXY SERVICE Address]

To vote by Internet

1)       Read the Proxy Statement and have the proxy card below at hand.

2)       Go to website_______

3)       Follow the instructions provided on the website.

To vote by Telephone

1)       Read the Proxy Statement and have the proxy card below at hand.

2)       Call _________

3)       Follow the instructions.

To vote by Mail

1)       Read the Proxy Statement.

2)       Check the appropriate boxes on the proxy card below.

3)       Sign and date the proxy card.

4)       Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M00000-P00000	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
Mast Managed Futures Strategy Fund

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

	For	Against	Abstain

1.    Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Mast Managed Futures Strategy Fund (the “Target Fund”) to the Mast HedgeIndex Managed Futures ETF (the “Acquiring ETF”), a newly created series of Investment Managers Series Trust III (the “Trust”), in exchange for (a) shares of the Acquiring ETF with an aggregate net asset value (“NAV”) equal to the aggregate NAV of the shares of the Target Fund, and (b) the Acquiring ETF’s assumption of all of the liabilities of the Target Fund, followed by (ii) the liquidating distribution by the Target Fund to its shareholders of the shares of the Acquiring ETF in proportion to the shareholders’ respective holdings of shares of the Target Fund; and

	☐	☐	☐
2. The transaction of such other business as may properly come before the Special Meeting or any continuations after an adjournment thereof.	☐	☐	☐

The undersigned acknowledges receipt with this proxy of a copy of the Notice of the Special Meeting of Shareholders and the Proxy Statement.

Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign, if possible. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:

The Notice and Proxy Statement is available at ____________.

M00000-P00000
PROXY	PROXY

INVESTMENT MANAGERS SERIES TRUST III

MAST MANAGED FUTURES STRATEGY FUND

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY [ ], 2026

This Proxy is solicited on behalf of the Board of Trustees of Investment Managers Series Trust III (the “Trust”), on behalf of the Mast Managed Futures Strategy Fund (the “Target Fund”). Revoking any such prior appointments, the undersigned hereby appoints as proxies Rita Dam and Diane Drake (or, if only one shall act, that one), and each of them (with power of substitution), to vote all shares of the Target Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on April [ ], 2026 at 10:00 a.m. local time, at the offices of Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740, and any adjournment(s) thereof (the “Special Meeting”), with all the power the undersigned would have if personally present. This proxy shall be voted on the proposal described in the Proxy Statement and as specified on the reverse side. In their discretion, the proxies may vote with respect to all other matters that properly come before the Special Meeting. Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged.

IF NO SPECIFICATION IS MADE AND THE PROXY IS SIGNED AND RETURNED, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY

PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN

IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD